Exhibit 99

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860.493.4364

Investor Contact
781.522.5123

Raytheon Technologies Reports
First Quarter 2021 Results; Sales, Adjusted EPS and Free Cash Flow Exceeded Expectations

Raises low end of full year sales and adjusted EPS outlook;
Increases share repurchase plan to at least $2 billion of shares in 2021;
Increases gross merger synergies to $1.3 billion

First quarter 2021
•Sales of $15.3 billion
•GAAP EPS from continuing operations of $0.51, which included $0.39 of net significant and/or non-recurring charges and acquisition accounting adjustments
•Adjusted EPS of $0.90
•Operating cash flow from continuing operations of $723 million; Free cash flow of $336 million
•Achieved approximately $200 million of RTX synergies
•Resumed share repurchase program, and repurchased $375 million of shares
•Closed on the divestiture of Forcepoint for gross proceeds of $1.1 billion

Raytheon Technologies updates its 2021 outlook and now anticipates the following:
Outlook for full year 2021
•Sales of $63.9 - $65.4 billion, up from $63.4 - $65.4 billion
•Adjusted EPS of $3.50 - $3.70, up from $3.40 - $3.70
•Share repurchases of at least $2 billion, up from $1.5 billion
•Confirms free cash flow outlook of approximately $4.5 billion

WALTHAM, Mass., April 27, 2021 – Raytheon Technologies Corporation (NYSE: RTX) reported first quarter 2021 results.

“Raytheon Technologies delivered strong first quarter results with sales, adjusted EPS and free cash flow that were above our initial expectations, giving us the confidence to increase the low end of our sales and adjusted EPS outlook,” said Raytheon Technologies CEO Greg Hayes. “Earlier this month marked the one-year anniversary of our transformational merger, and our successful execution on the integration to date has enabled us to increase our gross cost synergy target by $300 million to $1.3 billion. Our strong cash position and positive outlook also allows us to increase our 2021 share buyback plan from $1.5 billion to at least $2 billion and raise our second quarter dividend by over 7 percent.”

Hayes continued, “We are confident in our outlook for the remainder of 2021. With our strong defense backlog and continued recovery in commercial air travel, we are well positioned to deliver profitable growth and return

See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

cash to drive significant value for shareowners. At the same time, we continue to invest in innovative technologies to deliver advanced solutions for our customers that differentiate us in aerospace and defense.”

Raytheon Technologies reported first quarter sales of $15.3 billion. GAAP EPS from continuing operations was $0.51 and included $0.39 of net significant and/or non-recurring charges and acquisition accounting adjustments. This included $0.26 of acquisition accounting adjustments primarily related to intangible amortization, $0.10 of tax related to the Forcepoint disposition, $0.02 of restructuring, and $0.01 of other items. Adjusted EPS was $0.90. Sales and adjusted EPS were in-line with the company’s updated outlook communicated on April 9th.

The company recorded net income from continuing operations in the first quarter of $772 million, which included $598 million of net significant and/or nonrecurring charges and acquisition accounting adjustments. Adjusted net income was $1,370 million. Operating cash flow from continuing operations in the first quarter was $723 million. Capital expenditures were $387 million, resulting in free cash flow of $336 million.

Summary Financial Results – Continuing Operations

($ in millions, except EPS)	1st Quarter 2021
Reported
Sales	$15,251
Net Income	$772
EPS	$0.51

Adjusted
Sales	$15,251
Net Income	$1,370
EPS	$0.90

Operating Cash Flow from Continuing Operations	$723
Free Cash Flow	$336

Backlog and Bookings
Backlog at the end of the first quarter was $147.4 billion, of which $82.2 billion was from commercial aerospace and $65.2 billion was from defense.

Notable defense bookings during the quarter included:
•$1.4 billion of classified bookings at Raytheon Intelligence & Space (RIS)
•$593 million for two F-135 sustainment services contracts at Pratt & Whitney
•$518 million for the Advanced Medium-Range Air-to-Air Missile (AMRAAM) for the U.S. Air Force, Navy and international customers at Raytheon Missiles & Defense (RMD)
•$247 million to provide Patriot engineering services for the U.S. Army and international customers at RMD
•$227 million on a missile warning and defense contract at RIS
•$199 million for an international tactical airborne radar sustainment contract at RIS

In addition, during the quarter, RMD’s industry team was down-selected for the Next Generation Interceptor award.

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD). In connection with the merger, the company revised its segment presentation. Prior periods have been revised to reflect the current presentation. Refer to the accompanying tables for further details.

Collins Aerospace

	1st Quarter
($ in millions)	2021	2020	% Change
Reported
Sales	$4,370	$6,438	(32)%
Operating Profit	$314	$1,246	(75)%
ROS	7.2%	19.4%

Adjusted
Sales	$4,370	$6,460	(32)%
Operating Profit	$332	$1,284	(74)%
ROS	7.6%	19.9%

Note: Prior periods have been revised to reflect the current segment presentation which excludes acquisition accounting adjustments and includes additional corporate expense allocations.

Collins Aerospace had first quarter 2021 adjusted sales of $4,370 million, down 32 percent versus the prior year. Commercial OE was down 45 percent, commercial aftermarket was down 43 percent, and military was down 3 percent. Excluding the impact of the prior year Military GPS and Space ISR divestitures and FX, military was up 4 percent in the quarter. The expected decrease in commercial sales was driven primarily by the current environment which has resulted in lower flight hours, aircraft fleet utilization and commercial OEM deliveries.

Collins Aerospace recorded adjusted operating profit of $332 million in the quarter, down 74 percent versus the prior year. The expected decrease in adjusted operating profit was driven by lower commercial aerospace aftermarket and OEM sales volume, as well as the impact of the Military GPS and Space ISR divestitures. This was partially offset by cost reduction actions.

Pratt & Whitney

	1st Quarter
($ in millions)	2021	2020	% Change
Reported
Sales	$4,030	$5,353	(25)%
Operating Profit	$20	$475	(96)%
ROS	0.5%	8.9%

Adjusted
Sales	$4,030	$5,331	(24)%
Operating Profit	$40	$515	(92)%
ROS	1.0%	9.7%

Note: Prior periods have been revised to reflect the current segment presentation which excludes acquisition accounting adjustments and includes additional corporate expense allocations.

Pratt & Whitney had first quarter 2021 adjusted sales of $4,030 million, down 24 percent versus the prior year. Commercial OE was down 40 percent and commercial aftermarket was down 35 percent, while military was up 1 percent. The expected decrease in commercial sales was primarily due to a significant reduction in shop visits and related spare part sales, and commercial engine deliveries principally driven by the current environment.

Pratt & Whitney recorded adjusted operating profit of $40 million in the quarter, down 92 percent versus the prior year. The expected decrease in adjusted operating profit was primarily driven by lower commercial aftermarket sales volume and unfavorable mix. This was partially offset by cost reduction actions.

Raytheon Intelligence & Space

1st Quarter
($ in millions)	2021
Reported
Sales	$3,765
Operating Profit	$388
ROS	10.3%

Adjusted
Sales	$3,765
Operating Profit	$388
ROS	10.3%

Note: The United Technologies Corporation and Raytheon Company merger completed on April 3, 2020. Therefore, there are no comparable first quarter 2020 results.

RIS had first quarter adjusted sales of $3,765 million and adjusted operating profit of $388 million.

Raytheon Missiles & Defense

1st Quarter
($ in millions)	2021
Reported
Sales	$3,793
Operating Profit	$496
ROS	13.1%

Adjusted
Sales	$3,793
Operating Profit	$496
ROS	13.1%

Note: The United Technologies Corporation and Raytheon Company merger completed on April 3, 2020. Therefore, there are no comparable first quarter 2020 results.

RMD had first quarter adjusted sales of $3,793 million and adjusted operating profit of $496 million.

Raytheon Technologies updates its 2021 outlook and now anticipates the following:
Outlook for full year 2021
•Sales of $63.9 - $65.4 billion, up from $63.4 - $65.4 billion
•Adjusted EPS of $3.50 - $3.70, up from $3.40 - $3.70
•Share repurchases of at least $2 billion, up from $1.5 billion
•There is no change in the company’s previously provided 2021 expectations for:
◦Free cash flow of approximately $4.5 billion

Outlook for Q2 2021
•Sales of $15.5 - $16.0 billion
•Adjusted EPS of $0.90 - $0.95

2021 Investor Day
Raytheon Technologies will host an investor day on May 18, 2021 with presentations from management from 10:30 a.m. – 2:30 p.m. ET. Details will be available on the Company’s website at investors.rtx.com.

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Conference Call on the First Quarter 2021 Financial Results
Raytheon Technologies’ financial results conference call will be held on Tuesday, April 27, 2021 at 8:30 a.m. ET. The dial-in number for the conference call will be (866) 219-7829 in the U.S. or (478) 205-0667 outside of the U.S.

The passcode is 9535368. The conference call will also be audiocast on the Internet at www.rtx.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation’s (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. For the Business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items, and adjustments of operating profit (loss) and margins similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and other significant items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTC’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations, respectively) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation’s (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of United Technologies Corporation’s (“UTC”) Rockwell Collins acquisition, the merger between UTC and Raytheon Company (“Raytheon,” and such merger, the “merger”) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the anticipated benefits and costs of the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which RTC operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, and the impact of pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand and distribution capabilities as the COVID-19 pandemic continues and results in an increasingly prolonged period of disruption to air travel and commercial activities generally, and significant restrictions and limitations on businesses, particularly within the aerospace and commercial airlines industries) aviation safety concerns, weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs); (2) challenges in the development, production, delivery, support, performance, safety, regulatory compliance, and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things the integration of UTC’s and Raytheon Company’s businesses and the integration of RTC with other businesses acquired before and after the merger, and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) RTC’s levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases by RTC of its common stock, which are subject to a number of uncertainties and may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract actions and the potential inability to recover termination costs); (9) new business and investment opportunities; (10) the ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which RTC and its businesses operate, including the effect of changes in U.S. trade policies on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) changes resulting from the recent change in the U.S. Administration and potential changes in Department of Defense policies or priorities; (17) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and Jobs Act of 2017), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTC and its businesses operate; (18) the possibility that the anticipated benefits from the combination of UTC’s and Raytheon’s businesses (including ongoing integration activities from historic UTC and Raytheon acquisitions prior to the merger) cannot be realized in full or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with Raytheon’s will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (19) the ability of RTC to retain and hire key personnel and the ability of our personnel to continue to operate our facilities and businesses around the world in light of, among other factors, the COVID-19 pandemic and related personnel reductions; and (20) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of RTC, UTC and Raytheon on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and RTC assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTC-IR
# # #

Raytheon Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2021	2020(1)
Net Sales	$15,251	$11,360
Costs and Expenses:
Cost of sales	12,537	8,572
Research and development	589	535
Selling, general and administrative	1,220	977
Total Costs and Expenses	14,346	10,084
Other income, net	108	19
Operating profit	1,013	1,295
Non-service pension benefit	(491)	(168)
Interest expense, net	346	332
Income from continuing operations before income taxes	1,158	1,131
Income tax expense	345	639
Net income from continuing operations	813	492
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	41	54
Income from continuing operations attributable to common shareowners	772	438
Discontinued operations:
Loss from discontinued operations, before tax	(20)	(176)
Income tax (benefit) expense from discontinued operations	(1)	302
Net loss from discontinued operations	(19)	(478)
Less: Noncontrolling interest in subsidiaries’ earnings from discontinued operations	—	43
Loss from discontinued operations attributable to common shareowners	(19)	(521)
Net income (loss) attributable to common shareowners	$753	$(83)

Earnings (loss) Per Share attributable to common shareowners - Basic:
Income from continuing operations	$0.51	$0.51
Loss from discontinued operations	(0.01)	(0.61)
Net income (loss) attributable to common shareowners	$0.50	$(0.10)
Earnings (loss) Per Share attributable to common shareowners - Diluted:
Income from continuing operations	$0.51	$0.50
Loss from discontinued operations	(0.01)	(0.60)
Net income (loss) attributable to common shareowners	$0.50	$(0.10)

Weighted Average Shares Outstanding:
Basic shares	1,511.1	858.4
Diluted shares	1,514.1	865.8
(1)    As a result of the spin-offs of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “Separation Transactions”), we have reclassified prior year amounts for Otis and Carrier as discontinued operations.

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended
	(Unaudited)
	March 31, 2021		March 31, 2020(1)
(dollars in millions)	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace Systems	$4,370	$4,370	$6,438	$6,460
Pratt & Whitney	4,030	4,030	5,353	5,331
Raytheon Intelligence & Space	3,765	3,765	—	—
Raytheon Missiles & Defense	3,793	3,793	—	—
Total segments	15,958	15,958	11,791	11,791
Eliminations and other	(707)	(707)	(431)	(431)
Consolidated	$15,251	$15,251	$11,360	$11,360

Operating Profit
Collins Aerospace Systems	$314	$332	$1,246	$1,284
Pratt & Whitney	20	40	475	515
Raytheon Intelligence & Space	388	388	—	—
Raytheon Missiles & Defense	496	496	—	—
Total segments	1,218	1,256	1,721	1,799
Eliminations and other	(31)	(31)	(25)	(25)
Corporate expenses and other unallocated items	(81)	(51)	(130)	(99)
FAS/CAS operating adjustment	423	423	—	—
Acquisition accounting adjustments	(516)	—	(271)	—
Consolidated	$1,013	$1,597	$1,295	$1,675

Segment Operating Profit Margin
Collins Aerospace Systems	7.2%	7.6%	19.4%	19.9%
Pratt & Whitney	0.5%	1.0%	8.9%	9.7%
Raytheon Intelligence & Space	10.3%	10.3%	NM	NM
Raytheon Missiles & Defense	13.1%	13.1%	NM	NM
Total segment	7.6%	7.9%	14.6%	15.3%
(1)    Legacy UTC segments have been recast for the first quarter 2020, as a result of the Separation Transactions and the merger between UTC and Raytheon Company (the Raytheon Merger), which resulted in the reclassification of amounts for Otis and Carrier as discontinued operations and revisions to the Company’s measurement of segment operating profit.
NM    Not Meaningful

Raytheon Technologies Corporation
Condensed Consolidated Balance Sheet

	March 31, 2021	December 31, 2020
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$8,579	$8,802
Accounts receivable, net	10,037	9,254
Contract assets	10,238	9,931
Inventory, net	9,498	9,411
Other assets, current	4,200	5,978
Total Current Assets	42,552	43,376
Customer financing assets	3,079	3,144
Fixed assets, net	14,742	14,962
Operating lease right-of-use assets	1,913	1,880
Goodwill	54,265	54,285
Intangible assets, net	39,999	40,539
Other assets	4,058	3,967
Total Assets	$160,608	$162,153

Liabilities, Redeemable Noncontrolling Interest and Equity
Short-term borrowings	$234	$247
Accounts payable	9,182	8,639
Accrued employee compensation	2,511	3,006
Other accrued liabilities	10,184	10,517
Contract liabilities	12,879	12,889
Long-term debt currently due	1,369	550
Total Current Liabilities	36,359	35,848
Long-term debt	29,935	31,026
Operating lease liabilities, non-current	1,552	1,516
Future pension and postretirement benefit obligations	9,808	10,342
Other long-term liabilities	9,612	9,537
Total Liabilities	87,266	88,269
Redeemable noncontrolling interest	34	32
Shareowners’ Equity:
Common Stock	36,951	36,881
Treasury Stock	(10,780)	(10,407)
Retained earnings	49,460	49,423
Accumulated other comprehensive loss	(3,921)	(3,734)
Total Shareowners’ Equity	71,710	72,163
Noncontrolling interest	1,598	1,689
Total Equity	73,308	73,852
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$160,608	$162,153

Raytheon Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2021	2020(1)
Operating Activities:
Net income from continuing operations	$813	$492
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,123	728
Deferred income tax provision	153	392
Stock compensation cost	84	63
Net periodic pension and other postretirement income	(358)	(130)
Change in:
Accounts receivable	(799)	390
Contract assets	(311)	(349)
Inventory	(113)	(395)
Other current assets	(193)	(208)
Accounts payable and accrued liabilities	538	612
Contract liabilities	(56)	(101)
Global pension contributions	(7)	(8)
Other operating activities, net	(151)	(354)
Net cash flows provided by operating activities from continuing operations	723	1,132
Investing Activities:
Capital expenditures	(387)	(325)
Investments in businesses	(6)	—
Dispositions of businesses, net of cash transferred	1,049	—
Increase in customer financing assets, net	(81)	(88)
Increase in collaboration intangible assets	(32)	(78)
Receipts (payments) from settlements of derivative contracts, net	49	(524)
Other investing activities, net	(10)	(25)
Net cash flows provided by (used in) investing activities from continuing operations	582	(1,040)
Financing Activities:
Distribution from discontinued operations	—	17,207
Repayment of long-term debt	(286)	(13,810)
Decrease in short-term borrowings, net	(13)	(663)
Proceeds from Common Stock issued under employee stock plans	1	6
Dividends paid on Common Stock	(705)	(614)
Repurchase of Common Stock	(375)	(47)
Net transfers to discontinued operations	(5)	(1,016)
Other financing activities, net	(161)	(23)
Net cash flows (used in) provided by financing activities from continuing operations	(1,544)	1,040
Discontinued Operations:
Net cash used in operating activities	(5)	(472)
Net cash used in investing activities	—	(241)
Net cash provided by financing activities	5	322
Net cash flows used in discontinued operations	—	(391)
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	23	(19)
Effect of foreign exchange rate changes on cash and cash equivalents from discontinued operations	—	(76)
Net (decrease) increase in cash, cash equivalents and restricted cash	(216)	646
Cash, cash equivalents and restricted cash, beginning of period	8,832	4,961
Cash, cash equivalents and restricted cash within assets related to discontinued operations, beginning of period	—	2,459
Cash, cash equivalents and restricted cash, end of period	8,616	8,066
Less: Restricted cash, included in Other assets	37	48
Less: Cash, cash equivalents and restricted cash for discontinued operations	—	1,993
Cash and cash equivalents, end of period	$8,579	$6,025
(1)    As a result of the Separation Transactions and the Raytheon Merger, certain reclassifications have been made to the prior year amounts to conform to the current year presentation. These reclassifications include the reclassification of the historical Otis and Carrier results to discontinued operations and the reclassification of lease amortization within our presentation of cash flows.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions - Income (Expense))	2021	2020
Collins Aerospace Systems
Net sales	$4,370	$6,438
Significant unfavorable contract adjustments(1)	—	(22)
Adjusted net sales	$4,370	$6,460

Operating profit	$314	$1,246
Restructuring	(18)	(6)
Significant unfavorable contract adjustments(1)	—	(22)
Charges related to customer bankruptcies and collectability risk(1)	—	(10)
Adjusted operating profit	$332	$1,284
Adjusted operating profit margin	7.6%	19.9%
Pratt & Whitney
Net sales	$4,030	$5,353
Favorable impact of a contract termination(1)	—	22
Adjusted net sales	$4,030	$5,331

Operating profit	$20	$475
Restructuring	(20)	—
Charges related to customer bankruptcies and collectability risk(1)	—	(62)
Favorable impact of a contract termination(1)	—	22
Adjusted operating profit	$40	$515
Adjusted operating profit margin	1.0%	9.7%
Raytheon Intelligence & Space
Net sales	$3,765	$—

Operating profit	$388	$—
Operating profit margin	10.3%	—%
Raytheon Missiles & Defense
Net sales	$3,793	$—

Operating profit	$496	$—
Operating profit margin	13.1%	—%
Eliminations and Other
Net sales	$(707)	$(431)

Operating loss	$(31)	$(25)
Restructuring	—	(1)
Adjusted operating profit	$(31)	$(24)
Corporate expenses and other unallocated items
Operating loss	$(81)	$(130)
Restructuring	(5)	(1)
Costs associated with the separation of the commercial businesses	(8)	—
Transaction and integration costs associated with the Raytheon Merger	(17)	(29)
Adjusted operating loss	$(51)	$(100)
FAS/CAS Operating Adjustment
Operating Profit	$423	$—
Acquisition Accounting Adjustments
Operating loss	$(516)	$(271)
Intangible impairment(1)	—	(40)
Acquisition accounting adjustments	(516)	(231)
Adjusted operating profit	$—	$—
RTC Consolidated
Net sales	$15,251	$11,360
Favorable impact of a contract termination	—	22
Significant unfavorable contract adjustments	—	(22)

Adjusted net sales	$15,251	$11,360

Operating profit	$1,013	$1,295
Restructuring	(43)	(8)
Acquisition accounting adjustments	(516)	(231)
Total significant non-recurring and non-operational items included in Operating Profit above	(25)	(141)
Adjusted operating profit	$1,597	$1,675
(1)    Total significant non-recurring and non-operational items in the table above for the quarter ended March 31, 2020 includes a net pre-tax charge of $0.1 billion related to the impact of the COVID-19 pandemic, primarily consisting of charges related to customer bankruptcies and collectability risks. In the quarter ended June 30, 2020, management determined that these operational items were directly attributable to the COVID-19 pandemic and would be significant to our 2020 results, and as such, we retrospectively revised Collins Aerospace System’s and Pratt & Whitney’s adjustments for Q1 2020 to include them and continued to make adjustments for similar items through the remainder of 2020. Management determined these items are incremental to similar costs (or income) incurred for reasons other than the pandemic and not expected to recur once the impact of the pandemic has subsided, and therefore, not indicative of the Company’s ongoing operational performance and appropriate for adjustment in the applicable periods. Our preliminary assessment is that similar items are not expected to be significant to our 2021 results, and therefore, we have not adjusted for such items in the quarter ended March 31, 2021.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, Weighted Average Diluted Shares Outstanding and Effective Tax Rate

	Quarter Ended March 31,
	(Unaudited)
(dollars and shares in millions - Income (Expense))	2021	2020
Income from continuing operations attributable to common shareowners	$772	$438
Total Restructuring	(43)	(8)
Total Acquisition accounting adjustments	(516)	(231)
Total significant non-recurring and non-operational items included in Operating Profit	(25)	(141)
Tax effect of restructuring and significant non-recurring and non-operational items above	134	82
Significant non-recurring and non-operational items included in Income Tax Expense
Tax impact from business disposal	(148)	—
Tax benefit (expenses) associated with the Company’s separation of Otis and Carrier	—	(415)
Less: Impact on net income attributable to common shareowners	(598)	(713)
Adjusted income from continuing operations attributable to common shareowners	$1,370	$1,151

Diluted Earnings Per Share	$0.51	$0.50
Impact on Diluted Earnings Per Share	(0.39)	(0.83)
Adjusted Diluted Earnings Per Share	$0.90	$1.33

Effective Tax Rate	29.8%	56.5%
Impact on Effective Tax Rate	(10.8)%	(36.2)%
Adjusted Effective Tax Rate	19.0%	20.3%

Raytheon Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2021	2020

Net cash flows provided by operating activities from continuing operations	$723	$1,132
Capital expenditures	(387)	(325)
Free cash flow	$336	$807